EXHIBIT  32.1

Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of JAKKS Pacific, Inc. (“Registrant”) hereby certifies that the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 19, 2021

By:	/s/ STEPHEN G. BERMAN
Stephen G. Berman
Chief Executive Officer